Exhibit 10.1
IXIA
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN
SECTION I. PURPOSE
     The purpose of the Ixia Amended and Restated Non-Employee Director Equity Incentive Plan (this “Plan”) is to provide an incentive which will motivate and reward “Non-Employee Directors” of the Company and promote the best interests and long-term performance of the Company by encouraging the ownership of the Company’s stock by such “Non-Employee Directors.” None of the Options granted pursuant to this Plan will qualify as an Incentive Stock Option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
SECTION II. CERTAIN DEFINITIONS
     A. “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.
     B. “2004 Restatement” means the Original Plan, as amended, restated and approved by the shareholders of the Company at the Company’s 2004 Annual Meeting of Shareholders held on May 13, 2004.
     C. “2004 Restatement Effective Date” means May 13, 2004.
     D. “2007 Restatement Effective Date” means May 25, 2007, provided that this Plan is approved by the shareholders of the Company at the 2007 Annual Meeting of Shareholders of the Company on such date. If this Plan is not so approved by the shareholders of the Company, then this Plan will not become effective, the 2004 Restatement shall remain in full force and effect, and the Company may continue to make grants pursuant to the terms of the 2004 Plan Restatement.
     E. “Annual Meeting of Shareholders” shall mean an Annual Meeting of Shareholders of the Company.
     F. “Award” means any Option or Restricted Stock Unit granted pursuant to the provisions of the Plan.
     G. “Award Agreement” means any written agreement, contract or other instrument or document evidencing and reflecting the terms of any Award granted pursuant to the provisions of the Plan.
     H. “Board” or “Board of Directors” means the Board of Directors of the Company.
     I. “Common Stock” means the shares of the Common Stock, without par value, of the Company.
     J. “Committee” means the Committee appointed by the Board in accordance with Section XII.C. of the Plan, if one is appointed.

     K. “Company” means Ixia, a California corporation, or any successor thereto.
     L. “Disability” means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
     M. “Dividend Equivalents” means any right granted under Section VIII.C. of the Plan.
     N. “Fair Market Value,” as of a given date, means the fair market value of one share of Common Stock, determined as follows:
          (i) If the Common Stock is listed on any established stock exchange or on a national market system, including without limitation the Nasdaq Global Select Market or the Nasdaq Global Market of The Nasdaq Stock Market, the fair market value per share shall be the closing sales price (or the closing bid price, if no sales were reported) on such exchange or system on the date of grant of the Award or other applicable date (or, if such date is not a trading day, on the last trading day preceding such date), as such closing sales price (or closing bid price) is reported in such source as the Board deems reliable;
          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but sales prices are not reported, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock on the date of grant or other applicable date (or, if there are no such prices for such date, on the last trading day preceding such date on which there were such reported prices) as reported in such source as the Board deems reliable; or
          (iii) If there is no public market for the Common Stock, the fair market value per share shall be determined by the Board in good faith.
     O. “Non-Employee Director” means a person who is a member of the Board of Directors but who is not an employee of the Company or any subsidiary of the Company.
     P. “Option” means a stock option to purchase Common Stock granted to a Participant pursuant to the Plan.
     Q. “Original Plan” means the Ixia Director Stock Option Plan adopted by the Board on September 1, 2000 in effect prior to the 2004 Restatement.
     R. “Participant” means a Non-Employee Director who is granted an Award.
     S. “Plan” means this Ixia Amended and Restated Non-Employee Director Equity Incentive Plan, as adopted by the Board on April 23, 2007.
     T. “Restricted Stock Unit” means any unit granted under Section VI of this Plan evidencing the right to receive one Share of Common Stock at some future date.

     U. “Shares” means shares of the Common Stock, any shares into which such Shares may be converted in accordance with Section IX of the Plan.
SECTION III. EFFECTIVENESS OF PLAN
     This Plan restatement shall become effective as of the date of approval of the shareholders of the Company at the Annual Meeting of Shareholders scheduled to be held on May 25, 2007 (the “2007 Annual Meeting”). No Awards will be granted under this Plan prior to obtaining approval of the shareholders of the Company at the 2007 Annual Meeting. If this Plan is not so approved by the shareholders of the Company at the 2007 Annual Meeting, then (i) this Plan will not become effective for any purpose, and (ii) the 2004 Restatement shall remain in full force and effect and the Company may continue to make grants pursuant to the terms and conditions of the 2004 Restatement, including without limitation any grants to be made on the date of the 2007 Annual Meeting.
SECTION IV. STOCK
     The maximum aggregate number of shares of Common Stock which may be reserved for issuance under this Plan is 400,000 or the number of shares of stock to which such Shares shall be adjusted as provided in Section IX of the Plan. Shares subject to, but not sold or issued under, any Award terminating, expiring, forfeited or canceled for any reason prior to issuance of such Shares shall again become available for Awards thereafter granted under the Plan and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan.
SECTION V. ELIGIBILITY
     Awards may be granted under the Plan only to Non-Employee Directors.
SECTION VI. INITIAL AWARD; ANNUAL AWARDS
     A. Initial Award upon Election for the First Time as a Non-Employee Director. Each Non-Employee Director who is elected or appointed for the first time to the Board, whether through election by the shareholders of the Company or through appointment by the Board, shall automatically be granted, effective as of the date of such election or appointment, an Award as determined in accordance with this Section VI.A.; provided, however, that any director who is an employee of the Company and who ceases to be an employee but remains a director shall not be eligible to receive any Award pursuant to this Section VI.A. upon such change in status. The Award granted to a Non-Employee Director pursuant to this Section VI.A. shall be as follows:
          (i) If the Non-Employee Director is elected or appointed for the first time on or after the 2007 Restatement Effective Date, the number of Restricted Stock Units equal to the sum of 10,000 plus (1) if the Non-Employee Director is elected or appointed for the first time on the date of an Annual Meeting of Shareholders, the number of Restricted Stock Units (as set forth in Section VI.B.(i) below) issuable to Non-Employee Directors re-elected on such date, or (2) if the Non-Employee Director is elected or appointed for the first time on a date other than the date of an Annual Meeting of Shareholders, the number of

Restricted Stock Units obtained by multiplying (a) the number of Restricted Stock Units (as set forth in Section VI.B.(i) below) issuable to Non-Employee Directors at the most recent Annual Meeting of Shareholders preceding such date by (b) a fraction, the numerator of which is equal to 12 minus the number of full months that have elapsed since the most recent Annual Meeting of Shareholders and the denominator of which is 12.
          (ii) If the Non-Employee Director is elected or appointed for the first time on or after the 2004 Restatement Effective Date but prior to the 2007 Restatement Effective Date, an Option to purchase a sum of 25,000 shares of Common Stock plus (1) 10,000 shares of Common Stock, if the Non-Employee Director is elected or appointed for the first time on the date of an Annual Meeting of Shareholders of the Company or (2) if the Non-Employee Director is elected or appointed for the first time on a date other than the date of an Annual Meeting of Shareholders, the product obtained by multiplying 10,000 by a fraction, the numerator of which is equal to 12 minus the number of full months that have elapsed since the most recent Annual Meeting of Shareholders and the denominator of which is 12.
          (iii) If the Non-Employee Director is elected or appointed for the first time prior to the 2004 Restatement Effective Date, an Option to purchase 10,000 shares of Common Stock.
     B. Annual Awards upon Re-Election as a Non-Employee Director. Each Non-Employee Director shall automatically be granted an Award, as determined in accordance with this Section VI.B., on the date of each Annual Meeting of Shareholders at which the Non-Employee Director is re-elected to the Board of Directors; provided, however, that prior to the 2004 Restatement Effective Date, a Non-Employee Director shall be entitled to receive a re-election grant under this Section VI.B. only if he or she has been a director of the Company for at least six months preceding the Award date. The Award granted to a Non-Employee Director pursuant to this Section VI.B. shall be as follows:
          (i) If the Non-Employee Director is re-elected on or after the 2007 Restatement Effective Date, the number of Restricted Stock Units set forth below for the applicable calendar year during which the grant is made:

Year of Annual Meeting	Number of Restricted Stock Units
2007	4,000
2008	4,200
2009	4,410
2010	4,630
          (ii) If the Non-Employee Director is re-elected on or after the 2004 Restatement Effective Date but prior to the 2007 Restatement Effective Date, an Option to purchase 10,000 shares of Common Stock.

          (iii) If the Non-Employee Director is re-elected prior to the 2004 Restatement Effective Date, an Option to purchase 5,000 shares of Common Stock.
SECTION VII. TERMS AND CONDITIONS OF OPTIONS
     A. Option Exercise Price. The exercise price of the Common Stock subject to all Options granted hereunder shall be 100% of the Fair Market Value of the Common Stock on the date of the grant of such Options.
     B. Term and Vesting of Options.
          (i) Each Option granted pursuant to Sections VI.A. and VI.B. shall have a term of seven years, subject to earlier termination pursuant to Section IX.B. of the Plan.
          (ii) Each Option granted on or after 2004 Restatement Effective Date pursuant to Section VI.A. shall vest and become exercisable in eight equal quarterly installments commencing on the last day of the calendar quarter in which the Option is granted and continuing on the last day of each of the seven calendar quarters thereafter, as long as the optionee continues to serve as a Non-Employee Director on such vesting dates.
          (iii) Each Option granted prior to the 2004 Restatement Effective Date pursuant to Section VI.A. shall vest and become exercisable in four equal quarterly installments commencing on the last day of the calendar quarter in which the Option is granted and continuing on the last day of each of the three calendar quarters thereafter, as long as the optionee continues to serve as a Non-Employee Director on such vesting dates; provided, however, that with respect to such Options granted prior to the 2004 Restatement Effective Date and except as provided in Subsection D(ii) of this Section VII, no Option may be exercised at any time unless the Participant is then a Non-Employee Director and has been so continuously since the granting of the Option.
          (iv) Each Option granted pursuant to Section VI.B. will vest and become exercisable in four equal quarterly installments commencing on the last day of the calendar quarter in which the Option is granted and continuing on the last day of each of the three calendar quarters thereafter, as long as the optionee continues to serve as a Non-Employee Director on such vesting dates; provided, however, that with respect to such Options granted prior to the 2004 Restatement Effective Date and except as provided in Subsection D(ii) of this Section VII, no Option may be exercised at any time unless the Participant is then a Non-Employee Director and has been so continuously since the granting of the Option.
          (v) For Options granted on or after the 2004 Restatement Effective Date pursuant to Subsections A or B of Section VI, each vested installment of Options will expire four years after vesting, subject to earlier termination pursuant to Section IX.B. of this Plan.
          (vi) An Option may not be exercised for a fraction of a Share.

     C. Termination of Service.
          (i) Options granted on or after the 2004 Restatement Effective Date shall not terminate or expire as to unexercised vested installments as a result of a Participant’s voluntary or involuntary termination of service as a Non-Employee Director, including as a result of his or her death or Disability. In the event of any such termination, the Participant (or his or her personal representative if the Participant has died) may, at any time through the expiration of the four-year exercise period for any installment vested on the date of such termination, exercise the Options as to all or part of such vested installment. To the extent that the Participant is not entitled to exercise the Options at the date of such termination, or to the extent that vested installments of Options at the time of termination of service are not exercised prior to the four-year anniversary of the date on which such installments vested, the Options shall terminate. In no event shall any such Options be exercisable as to any vested installment after the expiration of the four-year exercise period applicable to such installment.
          (ii) For Options granted prior to the 2004 Restatement Effective Date, if a Participant voluntarily or involuntarily terminates his or her service as a Non-Employee Director for any reason other than death or Disability, the Participant may exercise the Options at any time within 90 days after the date of such termination, but only to the extent that the Participant was entitled to exercise the Options on the date of termination. In no event shall such Options be exercisable after the expiration of the term of the Options, and any Options not so exercised shall expire. For Options granted prior to the Amendment Effective Date, if a Participant’s service as a Non-Employee Director is terminated by reason of death or Disability, the Participant, or the Participant’s personal representative if the Participant has died, may exercise any or all of the Participant’s unexercised Options which are vested on the date of termination, provided such exercise occurs within 12 months after the date of the Participant’s death or termination of service as a result of Disability but not after the expiration of the term of the Options.
     D. Payment of Option Exercise Price. The exercise price is to be paid in full upon exercise of an Option, either (i) in cash, (ii) by check, (iii) in shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate cash exercise price of the Option being exercised, (iv) by consideration received by the Company under a cashless exercise program acceptable to the Company in connection with the Plan, or (v) by any combination of the payment methods specified in the foregoing clauses (i), (ii), (iii) and (iv); provided, however, that shares of Common Stock tendered in payment must be shares owned by the Non-Employee Director and registered in the Non-Employee Director’s name and may not include shares of Common Stock acquired by the Non-Employee Director through the exercise of an Option granted less than six months prior to the date of exercise of the Option being exercised.
     E. Option Agreements. An Award of an Option granted prior to the 2004 Restatement Effective Date shall be evidenced by a written agreement in substantially the form of the agreement attached hereto as Attachment I. An Award of an Option granted on or after the 2004 Restatement

Effective Date shall be evidenced by a written agreement in substantially the form of the agreement attached hereto as Attachment II.
     F. Pro Rata Allocation. In the event that the Options to be granted under the Plan on a specific grant date would exceed the number of shares then available for grant hereunder, the shares available for grant shall be allocated on a pro rata basis among the Non-Employee Directors who are entitled to be granted Options on such grant date.
     G. Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option agreement by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Subsection E of this Section VII. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares to be issued upon exercise of the Option, notwithstanding the exercise of the Option. A share certificate for the number of shares acquired upon exercise of an Option shall be issued as soon as administratively practicable after such exercise; provided, however, that if the shares are covered by a registration statement under the 1933 Act or can otherwise be issued without a legend restricting their transfer, the Participant may direct that the shares be issued and delivered by electronic transfer to a securities account maintained in the Participant’s name. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section IX of the Plan.
          Exercise of an Option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of shares as to which the Option is exercised.
SECTION VIII. TERMS AND CONDITIONS
OF RESTRICTED STOCK UNITS
     A. Grant. A Restricted Stock Unit is a bookkeeping entry that represents the right to receive one Share to be issued and delivered at the end of the applicable vesting period, subject to a risk of cancellation and to the other terms and conditions set forth in the Plan and in any Award Agreement evidencing the Restricted Stock Unit. The Company shall establish and maintain accounts for Participants in which the Company shall record Restricted Stock Units and the transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence the Company’s unfunded obligations. The terms of any Restricted Stock Unit granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee which are not inconsistent with the Plan and which shall be in substantially the form of the agreement attached at Attachment III.

     B. Vesting.
          (i) The Restricted Stock Units granted on any given date pursuant to Section VI.A. will vest in eight equal quarterly installments commencing on the 15th day of the second calendar month of the first calendar quarter following the calendar quarter in which the Restricted Stock Units are granted and continuing on the 15th day of the second calendar month of each of the seven calendar quarters thereafter, as long as the recipient continues to serve as a Non-Employee Director on such vesting dates; provided, however, that to the extent then unvested (1) any grants made upon initial election at an Annual Meeting shall vest in full on the date immediately preceding the date of the Annual Meeting held during the second calendar year following the grant date and (2) any grants made upon initial election or appointment to the Board on a date other than the date of an Annual Meeting shall vest in full on the date immediately preceding the date of the second anniversary of the grant date, as long as in each case the recipient is serving as a Non-Employee Director on such vesting date.
          (ii) The Restricted Stock Units granted on any given date pursuant to Section VI.B. will vest in four equal quarterly installments commencing on the 15th day of the second calendar month during the first calendar quarter following the calendar quarter in which the Restricted Stock Units are granted and continuing on the 15th day of the second calendar month of each of the three calendar quarters thereafter, as long as the recipient continues to serve as a Non-Employee Director on such vesting dates; provided, however, that to the extent then unvested, the Restricted Stock Units granted on the date of an Annual Meeting shall vest on the date immediately preceding the date of the next year’s Annual Meeting as long as the recipient is serving as a Non-Employee Director on such vesting date.
     C. Rights of Holders of Restricted Stock Units; Dividend Equivalents. Unless the Committee otherwise provides in an Award Agreement for Restricted Stock Units, any Participant holding Restricted Stock Units shall have no rights as a shareholder of the Company with respect to such Restricted Stock Units. Subject to the provisions of the Plan and any Award Agreement, the recipient of Restricted Stock Units may, if so determined by the Committee, be entitled to receive, with respect to the number of shares of Common Stock covered by the Award, payments (“Dividend Equivalents”) in amounts equivalent to cash, stock or other property paid by the Company as dividends on the Company’s Common Stock prior to the vesting of the Restricted Stock Units.
     D. Delivery of Shares in Settlement of Restricted Stock Units. Restricted Stock Units (if not previously cancelled) will be automatically settled on or about the vesting date(s) set forth in the Award Agreement evidencing the Award, but in no event later than two and one-half (2 1/2) months after the end of the calendar year in which the vesting date occurs. The Company may make delivery of Shares in settlement of Restricted Stock Units by either delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or by depositing such Shares into an account maintained for the Participant and established in connection with any Company plan or arrangement providing for investment in Common Stock of the Company.

     E. Termination of Continuous Status as a Non-Employee Director. Unless otherwise determined by the Committee or unless otherwise provided in the Award Agreement evidencing the Award, in the event of the termination of a Participant’s status as a Non-Employee Director, the Participant’s Restricted Stock Units which are not vested as of the date of such status change shall not vest and shall automatically be cancelled for no value and without issuance of any Shares.
     F. Waiver of Forfeiture. The Committee may, when it finds that a waiver would be in the best interests of the Company and subject to such terms and conditions as the Committee shall deem appropriate, waive in whole or in part any remaining vesting restrictions with respect to any Restricted Stock Units or any other conditions set forth in any related Award Agreement.
     G. Pro Rata Allocation. In the event that the Restricted Stock Units to be granted under the Plan on a specific grant date would exceed the number of shares then available for grant hereunder, the shares available for grant shall be allocated on a pro rata basis among the Non-Employee Directors who are entitled to be granted Awards on such grant date.
SECTION IX. ADJUSTMENTS UPON
CHANGES IN CAPITALIZATION, DISSOLUTION,
LIQUIDATION, MERGER OR ASSET SALE
     A. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, or the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the exercise price per Share, as applicable, covered by such outstanding Awards, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, combination or reclassification or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award or the number of Shares subject to the Plan. Without limiting the generality of the foregoing, no adjustment shall be made to the number of Shares subject to the automatic grant provisions of Section VI of the Plan as a result of any changes in capitalization as described in this Section IX.A.
     B. Dissolution, Liquidation, Merger or Asset Sale. In the event of the proposed dissolution or liquidation of the Company, the proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation or as a result of which the outstanding shares of Common Stock are exchanged for or converted into cash or property or securities not of the Company, the Board shall (i) declare that all Options outstanding under the Plan shall terminate as of a date fixed by the Board which is at least 30 days after notice thereof is given by the Company to all Participants, unless such 30-day period is waived by all Participants and shall give each Participant the right to exercise his or her Option or Options granted hereunder as to all or any part of the shares subject thereto, including shares which have not vested at such time, until the date of termination of the Options, provided, however, that no Options may be exercised after their expiration; (ii) accelerate the vesting of Restricted Stock Units; and/or (iii) cause any Award outstanding as of the effective date of any such event to be cancelled in consideration of a cash payment or grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled Award, provided that such payment and/or grant are substantially equivalent in value to the fair market value of the cancelled Award as determined by the Board or its Committee.
     C. No Fractional Shares. No fractional shares of Common Stock shall be issuable on account of any action described in this Section IX, and the aggregate number of shares covered by an Award, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action.
SECTION X. AMENDMENT OR TERMINATION
     A. Amendment or Termination. Unless this Plan shall have been earlier terminated as hereinafter provided, this Plan shall terminate, and no Award shall thereafter be granted hereunder, on September 1, 2010. The Board of Directors may, at any time prior to such date, (i) terminate this Plan or (ii) make such amendments to or modifications of the Plan as the Board may deem advisable; provided, however, that no amendment authorized by the Board will be effective unless approved by the shareholders of the Company if the amendment would (a) increase the number of shares reserved for issuance under the Plan other than an adjustment under Section IX of the Plan; or (b) amend or modify the Plan in any other way if such amendment or modification requires approval by the shareholders of the Company in order to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any other applicable law, regulation or stock exchange or market system rule or requirement.
     B. Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect any Awards already granted under the Plan. Such Awards shall remain in full force and effect as if the Plan had not been so amended or terminated.
SECTION XI. WITHHOLDING
     The grant of Awards hereunder and the issuance of shares pursuant thereto is conditioned upon the Company’s reservation of the right to withhold, in accordance with any applicable law and from any compensation payable to a Non-Employee Director, any taxes the Company determines that it is required to withhold under federal, state or local law as a result of such grants or the issuance of shares pursuant thereto. To the extent that such compensation, if any, is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require a Non-Employee Director, as a condition to the issuance of such shares, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make arrangements satisfactory to the Company to enable the Company to satisfy its withholding obligations under federal, state and local law.
SECTION XII. MISCELLANEOUS
     A. Rights to Continued Service. Nothing in this Plan or in any Award granted pursuant to this Plan shall confer on any individual any right to continue as a Non-Employee Director.
     B. Investment Undertakings. Until and unless the issuance of shares of Common Stock pursuant to this Plan shall have been registered pursuant to the 1933 Act and applicable state securities laws, each Participant acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legends on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the 1933 Act and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.
     C. Administration of the Plan. The Plan shall be administered by the Board. The Board may at any time appoint a Committee consisting of not less than two persons to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. The Board or its Committee shall have the authority to make all determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Board or its Committee shall have no discretion to determine the selection of persons to whom Awards will be granted, the frequency of Awards or the number of shares subject to Awards (except in accordance with Section VII.F. hereof), the exercise prices of Options, or any other material terms of the Awards. All decisions and determinations of the Board or its Committee with respect to the Plan shall be final and binding.
     D. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available, such number of shares as shall be sufficient to satisfy the requirements of this Plan.
     E. Nontransferability of Awards. No Awards granted under the Plan, and no Shares subject to any such Awards, that have not been issued or as to which any applicable vesting restriction has not lapsed, may be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or transfers between spouses incident to a divorce. Options may be exercised during the life of the optionee only by the optionee or the optionee’s guardian or legal representative.
     F. Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Accordingly, the Company shall not issue or sell any Shares under this Plan if such action would constitute a violation of applicable laws, rules and regulations, including without limitation securities laws. Furthermore, the inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
SECTION XIII. EFFECTIVENESS OF THE ORIGINAL PLAN
     Effectiveness of the Original Plan was subject to approval by the shareholders of the Company within 12 months after the date on which the Original Plan was adopted by the Board of Directors; provided, however, that Options could be granted pursuant to the Original Plan subject to subsequent approval of the Original Plan by the Company’s shareholders. Such approval was given at a regular meeting of the shareholders of the Company or at a special meeting of the shareholders duly called and held for such purpose, or by written consent of the shareholders in accordance with applicable law. Grants of Options, if any, made prior to shareholder approval of the Original Plan were made subject to the obtaining of such approval and, if such approval had not been obtained as aforesaid, any such grants would not have been effective for any purpose.
*     *     *

CERTIFICATE OF SECRETARY
     The undersigned Secretary of Ixia, a California corporation (the “Company”), hereby certifies that the foregoing is a true and correct copy of the Company’s Amended and Restated Non-Employee Director Stock Option Plan as adopted by the Board of Directors of the Company on April 23, 2007 and as approved by the shareholders of the Company on May 25, 2007.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary as of the date set forth below.

Date: May 26, 2007	/s/ Ronald W. Buckly
Ronald W. Buckly, Secretary

Attachment I
IXIA
DIRECTOR STOCK OPTION PLAN
STOCK OPTION AGREEMENT
     Ixia, a California corporation (the “Company”), hereby grants to                                                                                                       (the “Optionee”) an option (the “Option”) to purchase a total of                                                                                   (                    ) shares of Common Stock (the “Shares”) of the Company, at the price set forth herein, and in all respects subject to the terms and provisions of the Company’s Director Stock Option Plan (the “Plan”), which terms and provisions are hereby incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.
     1. Nature of the Option. This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.
     2. Date of Grant; Term of Option. This Option is granted as of                     , and it may not be exercised later than                     .
     3. Option Exercise Price. The Option exercise price is $                     per Share, which price is not less than one hundred percent (100%) of the fair market value thereof on the date this Option is granted.
     4. Exercise of Option. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:
          (a) Right to Exercise. This Option shall vest and become exercisable, cumulatively, in four (4) equal installments of                                                              (                     ) Shares commencing on the last day of the calendar quarter during which this Option is granted, with an additional installment vesting on the last day of each of the three (3) calendar quarters thereafter as long as the Optionee remains a Non-Employee Director.
          (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which this Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price and an executed Stock Purchase Agreement if required by the Company. Payment of the purchase price shall be by cash, check, the delivery of Shares owned by the Optionee having a fair market value equal to the aggregate purchase price of the Shares being purchased, or any combination of such consideration and methods of payment. The purchase price may also be paid by consideration received by the Company under any cashless exercise program acceptable to the Company in connection with the Plan. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as set forth in the Plan, any Stock Purchase Agreement, and/or as required under applicable law.
          (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     5. Termination of Status as an Outside Director.
          (a) If the Optionee ceases to serve as a Non-Employee Director for any reason other than death or Disability, the Optionee shall have the right to exercise this Option at any time within three months after the date of such termination to the extent that the Optionee was entitled to exercise this Option at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or to the extent this Option is not exercised within such three-month period, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.
          (b) If the Optionee ceases to serve as a Non-Employee Director due to death or Disability, the Optionee (or the personal representative of the Optionee if the Optionee has died) shall have the right to exercise this Option at any time within 12 months after the date of such termination to the extent that the Optionee was entitled to exercise the Option at the date of such termination. To the extent that the Optionee was not entitled to exercise this Option at the date of termination, or to the extent this Option is not exercised within such 12-month period, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.
     6. Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     7. Continuation as a Director. This Option shall not confer upon the Optionee any right to continue or be nominated as a director of the Company or any of its subsidiaries or limit in any respect the right of the Company to remove the Optionee as a director of the Company at any time.

     8. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.
     9. The Plan. This Option is subject to, and the Company and the Optionee agrees to be bound by, all of the terms and conditions of the Company’s Director Stock Option Plan as such Plan may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without his consent, of this Option or any rights hereunder.

Date:	Ixia, a California corporation

By:

Title:

     The Optionee acknowledges receipt of a copy of the Ixia Director Stock Option Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its committee upon any questions arising under the Plan.

Date:

Signature of Optionee

Address

	City	State	Zip Code

Attachment II
IXIA
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
STOCK OPTION AGREEMENT
     Ixia, a California corporation (the “Company”), hereby grants to                                                                                                       (the “Optionee”) an option (the “Option”) to purchase a total of                                                                                       (                    ) shares of Common Stock (the “Shares”) of the Company, at the price set forth herein, and in all respects subject to the terms and provisions of the Company’s Amended and Restated Non-Employee Director Stock Option Plan (the “Plan”), which terms and provisions are hereby incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.
     1. Nature of the Option. This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.
     2. Date of Grant; Term of Option. This Option is granted as of                                         , and it may not be exercised later than                     . Each vested installment of this Option will expire on the four-year anniversary of its vesting date.
     3. Option Exercise Price. The Option exercise price is $                     per Share, which price is not less than one hundred percent (100%) of the fair market value thereof on the date this Option is granted.
     4. Exercise of Option. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:
          (a) Right to Exercise. This Option shall vest and become exercisable, cumulatively, in                      equal installments of                                                                                   (                    ) Shares each commencing on the last day of the calendar quarter during which this Option is granted, with an additional installment vesting on the last day of each of the                      calendar quarters thereafter as long as the Optionee remains a Non-Employee Director. The Optionee may exercise this Option, in whole or in part, to acquire Shares as to which this Option has vested at any time during the period beginning on and including the applicable vesting date and ending on and including the four-year anniversary of such vesting date (e.g., this Option shall be exercisable as to the installment vesting on                                          from and including                                           through the close of business on                                         ).

          (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which this Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price and an executed Stock Purchase Agreement if required by the Company. Payment of the purchase price shall be by cash, check, the delivery of Shares owned by the Optionee having a fair market value equal to the aggregate purchase price of the Shares being purchased, or any combination of such consideration and methods of payment. The purchase price may also be paid by consideration received by the Company under any cashless exercise program acceptable to the Company in connection with the Plan. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as set forth in the Plan, any Stock Purchase Agreement, and/or as required under applicable law.
          (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     5. Termination of Status as a Non-Employee Director. If the Optionee ceases to serve as a Non-Employee Director for any reason, the Optionee shall have the right to exercise any vested installments of this Option prior to the close of business on the four-year anniversary of the date on which such installment vested. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or to the extent any vested installment of this Option is not exercised prior to the close of business on the four-year anniversary of the date on which such installment vested, this Option shall terminate.
     6. Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, other than by will or by the laws of descent or distribution. This Option may be exercised during the lifetime of the Optionee only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     7. Continuation as a Director. This Option shall not confer upon the Optionee any right to continue or be nominated as a director of the Company or any of its subsidiaries or limit in any respect the right of the Company to remove the Optionee as a director of the Company at any time.
     8. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.
     9. The Plan. This Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Company’s Amended and Restated Non-Employee Director Stock Option Plan as such Plan may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without his consent, of this Option or any rights hereunder.

Date:	Ixia, a California corporation
By:

Title:

     The Optionee acknowledges receipt of a copy of the Ixia Amended and Restated Non-Employee Director Stock Option Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its committee upon any questions arising under the Plan.

Date:

Signature of Optionee

Address

	City	State	Zip Code

Attachment III

Amended and Restated
Non-Employee Director Equity Incentive Plan
Restricted Stock Unit Award Agreement
Ixia (“Ixia” or the “Company”) hereby grants to you a Restricted Stock Unit Award under the Ixia Amended and Restated Non-Employee Director Equity Incentive Plan (the “Plan”), as set forth below. Capitalized terms defined in the Plan but not in this Agreement shall have the meanings given to them herein.

Name:

Date of Grant:

Number of Restricted Stock Units:

Nature of Restricted Stock Units:
Each Restricted Stock Unit represents the right to receive one share (“Share”) of Ixia Common Stock to be issued and delivered at the end of the applicable vesting period, subject to the risk of cancellation as described herein and in the Plan.

Vesting Schedule:	The Restricted Stock Units will vest in [eight/four] equal quarterly installments, with the first installment vesting on [ 15, 200___] and the remaining installments vesting on the 15th day of the second calendar month of each of the [seven/three] calendar quarters thereafter, as long as you remain a Non-Employee Director of the Company through each such vesting dates.

Forfeiture:	If you cease to serve as a Non-Employee Director for any reason, any Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares.

Taxes:	Payment of the applicable taxes in connection with the vesting of Restricted Stock Units shall be a condition to the issuance and delivery of Shares upon any vesting of the Restricted Stock Units (see Restricted Stock Unit Terms and Conditions attached hereto).
This Restricted Stock Unit Award Agreement consists of this page and the Restricted Stock Unit Terms and Conditions attached hereto. By signing below, you accept the grant of this Restricted Stock Unit Award and agree that this Restricted Stock Unit Award is subject in all respects to the terms and conditions of the Plan and the related Prospectus containing information concerning the Plan.
You further acknowledge and agree that (i) you have carefully reviewed this Restricted Stock Unit Award Agreement (including the Restricted Stock Unit Terms and Conditions attached hereto) and the Plan and (ii) this Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between you and the Company regarding this Restricted Stock Unit Award and supersede all prior or contemporaneous oral and written agreements with respect thereto.
IXIA

By:

Print Name:	Date

Title:

Participant	Date

AMENDED AND RESTATED
IXIA NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN
Restricted Stock Unit Award Agreement — Restricted Stock Unit Terms and Conditions
The following Restricted Stock Unit Terms and Conditions apply to the Restricted Stock Unit Award granted by Ixia (“Ixia” or the “Company”) to the Participant whose name appears on the Restricted Stock Unit Award Agreement cover page to which these Restricted Stock Unit Terms and Conditions are attached.
1.	Amended and Restated 1997 Equity Incentive Plan. This Restricted Stock Unit Award is in all respects subject to the terms, definitions and provisions of the Ixia Amended and Restated Non-Employee Director Equity Incentive Plan (the “Plan”) adopted by the Company and incorporated herein by reference. Capitalized terms defined in the Plan but not defined in this Restricted Stock Unit Award Agreement shall have the meanings given to them in the Plan.

2.	Vesting of Restricted Stock Units Awards.
(a)	Upon each vesting date for the Restricted Stock Unit Award (each, a “Vesting Date”), one share of Ixia Common Stock shall be issuable for each Restricted Stock Unit that vests on such date, subject to the terms and provision of the Plan and this Restricted Stock Unit Award Agreement. Following vesting, the Company will issue and transfer such Shares to the Participant as soon as administratively feasible and following satisfaction of any required withholding tax obligations as provided in Section 4 below.

(b)	To the extent the Restricted Stock Units vest and Shares are issued and delivered to the Participant, such Shares will be free of the terms and conditions of this Restricted Stock Unit Award Agreement.

(c)	No rights of a shareholder shall exist with respect to the Restricted Stock Units as a result of the mere grant of the Restricted Stock Units. Such rights shall exist only after issuance of the Shares following the applicable Vesting Date.
3.	Delivery of Shares upon Vesting of Restricted Stock Units. Restricted Stock Units (if not previously forfeited) will automatically be settled on or about the Vesting Date or Vesting Dates set forth on the cover page of this Restricted Stock Unit Award Agreement. The Company may make delivery of Shares upon vesting of Restricted Stock Units either by (i) delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or (ii) if administratively feasible for the Company at such time, electronically depositing such Shares into a securities account maintained for the Participant. All certificates for Shares and all Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
4.	Taxes. The Participant is responsible for any federal, state, local or other income, employment or other applicable taxes required to be withheld under Federal, state, local or other law in connection with: (i) the vesting of the Restricted Stock Unit Award and the issuance and delivery of Shares to the Participant, or (iii) any other event occurring pursuant to this Restricted Stock Award Agreement or the Plan (collectively, “Taxes”). The Participant acknowledges that in connection with the issuance of Shares upon the vesting of Restricted Stock Units, the Company may be required to withhold

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from the Participant an amount that is sufficient to satisfy the Company’s tax withholding obligations. Notwithstanding any contrary provision of this Restricted Stock Unit Award Agreement or the Plan, no Shares will be issued to the Participant (or his or her estate, if applicable) upon vesting of Restricted Stock Units unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the withholding and payment of any applicable Taxes which the Company determines must be withheld with respect to such Shares. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may (but is not required to) permit the Participant to satisfy any such Tax withholding obligations in any of the following ways:
(a)	Payment in Cash. The Participant may elect to pay to the Company an amount sufficient to cover such Taxes by making a cash payment to the Company.
(b)	Payment by Sale of Shares. The Participant may also elect to satisfy his or her obligations for the payment of such Taxes by arranging for the sale, upon vesting of Restricted Stock Units, of that number of whole Shares which are otherwise deliverable upon vesting and for which sales proceeds are sufficient to satisfy the amount of the Taxes required to be withheld.
(c)	Company Rights. Any elections permitted to be made pursuant to this Section 4 shall be made in writing or via electronic transmission on such form as shall be prescribed by the Company for such purpose. The Company also reserves the right to withhold Taxes, in accordance with any applicable law, (i) from any compensation or other amounts payable to the Participant and/or (ii) except where the Participant is paying taxes in the manner described in Section 4(a) above, from the Shares otherwise issuable to the Participant upon the vesting of Restricted Stock Units. The Participant further agrees that if he or she at any time fails to make satisfactory arrangements for the payment of Taxes upon the vesting of Restricted Stock Units, then in addition to the Company options specified in the immediately preceding sentence, the Participant may be deemed to have elected to sell vested Shares to cover the payment of applicable Taxes. In the event that the Company elects to satisfy the Participant’s obligations for the payment of Taxes by retaining Shares which would otherwise be deliverable in connection with the Restricted Stock Unit Award upon vesting, the Company shall retain that number of whole Shares which have a Fair Market Value sufficient to satisfy the amount of the Taxes required to be withheld. “Fair Market Value” for this purpose shall be as determined in the Plan as of the last trading day before the applicable Vesting Date.
5.	Termination of Status as Non-Employee Director. If the Participant ceases to serve as an Employee for any reason and thereby terminates his or her status as a Non-Employee Director, the Participant’s Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares.
6.	Nontransferability of Restricted Stock Units. This Restricted Stock Unit Award may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than transfers between spouses incident to a divorce. Subject to the foregoing and the terms of the Plan, the terms of this Restricted Stock Unit Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. The Shares issued upon vesting of the Restricted Stock Unit Award will not be subject to restrictions on transfer under this Section 6.

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7.	No Dividend Equivalents. The Participant shall not be entitled to receive, currently or on a deferred basis, any payments (i.e., “dividend equivalents”) equivalent to cash, stock or other property paid by the Company as dividends on the Company’s Common Stock prior to the vesting of the Restricted Stock Units.
8.	No Right of Continued Service. Neither the Plan nor this Restricted Stock Unit Award shall confer upon the Participant any right to continue in the service of the Company as a Non-Employee Director.
9.	Miscellaneous.
(a)	Successors and Assigns. This Restricted Stock Unit Award Agreement shall bind and inure only to the benefit of the parties to this Restricted Stock Unit Award Agreement (the “Parties”) and their respective permitted successors and assigns.

(b)	No Third-Party Beneficiaries. Nothing in this Restricted Stock Unit Award Agreement is intended to confer any rights or remedies on any persons other than the Parties and their respective permitted successors or assigns. Nothing in this Restricted Stock Unit Award Agreement is intended to relieve or discharge the obligation or liability of third persons to any Party. No provision of this Restricted Stock Unit Award Agreement shall give any third person any right of subrogation or action over or against any Party.

(c)	Amendments.
(i)	The Committee reserves the right to amend the terms and provisions of this Restricted Stock Unit Award without the Participant’s consent to comply with any Federal or state securities law.

(ii)	Except as specifically provided in subsection (i) above, this Restricted Stock Unit Award Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the Parties. Either Party may waive compliance by the other Party with any of the covenants or conditions of this Restricted Stock Unit Award Agreement, but no waiver shall be binding unless executed in writing by the Party making the waiver. No waiver or any provision of this Restricted Stock Unit Award Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Restricted Stock Unit Award Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
(d)	Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of California, without regard to the conflict of laws rules thereof.

(e)	Severability. If any provision of this Restricted Stock Unit Award Agreement or the application of such provision to any person or circumstances is held invalid or unenforceable, the remainder of this Restricted Stock Unit Award Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.
*     *     *     *

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